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                                  EXHIBIT 4.32

                        PROFESSIONAL SERVICES AGREEMENT


                     Between Registrant and Corbin & Wertz



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                         PROFESSIONAL SERVICES AGREEMENT

         This Agreement memorializes an Agreement between Helionetics, Inc., with its place of business at 6849 Hayvenhurst Avenue, Van Nuys, California 91406 (herein referred to as "Client") and Corbin & Wertz with his\their place of business at 2603 Main Street Suite 600 Irvine, CA 92614 (herein referred to as "Employee\Consultant") as through February 16, 1996. In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which is acknowledged, the parties do hereby agree as follows:

         I. QUALIFICATION: The Employee has special skill and and experience in certain fields of activity in which the Client is interested.

         II. SERVICES RENDERED: The Client engaged the Consultant to provide audit services with respect to its 1994 consolidated financial statements and tax return preparation services with respect to its 1994 Federal and State Tax returns. The Consultant has satisfactorily rendered such services to Client over the period as agreed upon.

         III. COMPENSATION: The Client and Consultant have agreed to compensation pursuant to the Settlement Agreement dated August 28, 1996

         IV. ENTIRE AGREEMENT: This document represents the complete agreement between the parties and may be modified or amended only by executed written agreements. This Agreement shall be construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF: The parties hereto have duly executed this Agreement as of the day and year noted above.

"Client"                                                      "Consultant"
HELIONETICS, INC.



By:/s/ E. MAXWELL MALONE                                      /s/ CORBIN & WERTZ
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       E. Maxwell Malone                                          Corbin & Wertz
       Chief Executive Officer